STOCK  PURCHASE  AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of September 14, 2004, between Michael F. Young (“Seller”) and YDI Wireless, Inc. (“Buyer”).

        In consideration of the premises herein contained and in reliance upon the mutual representations, covenants, and agreements herein set forth, the parties mutually agree as follows:

    1.        SALE OF STOCK. Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, Four Million One Hundred Eighty-Three Thousand One Hundred Eighty-Three (4,183,183) shares (the “Stock”) of the issued and outstanding common stock of Buyer and all of Seller’s right, title, and interest therein for a purchase price of Six Million Five Hundred Thousand Dollars ($6,500,000.00).

    2.        DELIVERABLES. No later than September 16, 2004, Seller shall deliver to Buyer (a) the Stock either by delivery of physical stock certificates or by electronic delivery as directed by Buyer (to the extent the Stock is currently held in electronic form) and (b) stock power(s) covering all the Stock in the form and completed as requested by Buyer. No later than the date that Seller delivers all of the foregoing items to Buyer, Buyer shall deliver the purchase price to Seller by means of electronic wire transfer or bank or certified check.

    3.        REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER. Seller represents, warrants, and covenants to Buyer as follows:

             (a)        Seller is the sole owner, both of record and beneficially, of the Stock. The Stock is free and clear of all voting agreements or restrictions, rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges, assessments of any kind whatsoever, other encumbrances, or any other interests of any third party.

             (b)        Seller has full power, right, and authority to sell the Stock to Buyer without restriction. Buyer will, pursuant to this Agreement, acquire good and valid title to the Stock free and clear of any and all interests of any third party.

             (c)        The execution and delivery of this Agreement by Seller does not and will not conflict with or result in any violation of or default under (with or without notice or lapse of time or both) any contract or other agreement or any judgment, order, law, rule or regulation applicable to Seller or any of his properties or assets. No consent, approval, or authorization of, or registration, declaration or filing with, any person or entity is required in connection with the execution, delivery, or performance of this Agreement by Seller.

             (d)        Seller has such knowledge and experience in financial and business matters in general and investments in particular so that Seller is able to evaluate the merits and risks of entering into this Agreement. The Seller has received such information as he considers necessary or appropriate for deciding whether to enter into this Agreement. Seller has made his own investigation concerning the advisability of entering into this Agreement. Seller has consulted with and obtained advice from his individual legal, tax, financial, and other advisors to the extent Seller has desired. SELLER IS NOT RELYING ON ANY REPRESENTATIONS, WARRANTIES, AGREEMENTS, ADVICE, OR OTHER STATEMENTS, WRITTEN OR ORAL, FROM OR MADE BY OR ON BEHALF OF BUYER OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS.

    4.        INDEMNIFICATION. Seller hereby agrees to, and does hereby, indemnify and hold harmless Buyer, and Buyer’s stockholders, directors, officers, employees, and other agents, from, against and with respect to any and all loss or damage arising out of or due to any inaccuracy in, breach of, or noncompliance with any of Seller’s representations, warranties, covenants, or other provisions of this Agreement.

    5.        MISCELLANEOUS.

            (a)        This Agreement is intended by the parties hereto as a final, complete and exclusive expression of their agreement with respect to the subject matter hereof. No modification or waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

            (b)        This Agreement shall apply to, and shall be binding in all respects upon, and shall inure to the benefit of, the respective heirs, executors, administrators, successors, assigns and legal representatives of the parties hereto.

            (c)        The parties hereto agree to execute and deliver to the other party hereto such other documents and to do such other acts or things, all as the other party hereto may at any time now or hereafter reasonably request for the purpose of carrying out the intent of this Agreement.

            (d)        This Agreement shall be governed by, and construed under, the internal laws of the Commonwealth of Virginia.

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the day and year first written above.

/s/ Michael F. Young Michael F. Young	YDI Wireless, Inc. By: /s/ Robert E. Fitzgerald Name: Robert E. Fitzgerald Title: CEO